AIS Fund Policy: Rule 17j-1 Code of Ethics


                  EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS, LLC

            EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS MASTER FUND, LLC

               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS (TI), LLC

            EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS (TI 2), LLC

               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS (TE), LLC

            EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS (TE 2), LLC

           EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS MASTER FUND, LLC

                       EXCELSIOR VENTURE PARTNERS III, LLC

                      EXCELSIOR VENTURE INVESTORS III, LLC

                         EXCELSIOR BUYOUT INVESTORS, LLC

                      UST GLOBAL PRIVATE MARKETS FUND, LLC

              (EACH A "COMPANY" AND COLLECTIVELY, THE "COMPANIES")



                                 CODE OF ETHICS
                                 --------------

------------------------------------ ----------------------------------------------------------------
BOARD APPROVAL RECEIVED                Absolute, Buyout and UST Global Funds - December 5, 2008
(AS APPLICABLE)                        Private Equity and Directional Funds - December 19, 2008
------------------------------------ ----------------------------------------------------------------
LAST REVIEW DATE:                      January 2009
------------------------------------ -----------------------------------------------------------------
APPLICABLE REGULATORY AUTHORITY        Rule 17j-1 of the 1940 Act;
                                       Rule 204-2(a)(12) of the IAA Act of 1940;
                                       Section 15(f) of the Securities Exchange Act of 1934
------------------------------------ -----------------------------------------------------------------



I.       INTRODUCTION.

         Each Company, severally and not jointly, has approved and adopted this Code of Ethics and has determined, in accordance with the requirements of Rule 17j-1 of the Investment Company Act of 1940, as amended (the "1940 Act"), that this Code of Ethics contains provisions that are reasonably designed to prevent Access Persons, as defined herein, from engaging in conduct prohibited by Rule 17j-1 of the 1940 Act. This Code of Ethics applies to all Access Persons (as defined herein) of each Company. The specific policies set forth in Section V.B. hereof and the reporting requirements and procedures set forth in Section VI hereof, however, do not apply to any Access Person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the code of ethics adopted by a Company's investment adviser or principal underwriter in compliance with Rule 17j-1 of the 1940 Act and Rule 204-2(a)(12) of the Investment Advisers Act of 1940, as amended (the

                                      -1-
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                   AIS Fund Policy: Rule 17j-1 Code of Ethics

"Advisers Act") or Section 15(f) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), as applicable.

II.      LEGAL REQUIREMENT.

         Rule 17j-1(b) of the 1940 Act makes it unlawful for any officer or director of a Company in connection with the purchase or sale by such person of a Security "held or to be acquired" by the Company:

                1. To employ any device, scheme or artifice to defraud the Company;

                2. To make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

                4. To engage in any manipulative practice with respect to the Company's investment portfolios.

         The policies, restrictions, and procedures included in this Code are designed to prevent violations of these prohibitions.


III.     PURPOSE OF THE CODE OF ETHICS.

         Each Company expects that its officers and directors/trustees/managers will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Companies' shareholders first,
(2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

         In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the Securities and Exchange Commission's (the "SEC") 1940 Act Release No. 23958 "Personal Investment Activities of Investment Company Personnel" (August 24, 1999), the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994, the SEC's September 1994 Report on "Personal Investment Activities of Investment Company Personnel," and the SEC's 1940 Act Release No. 26492 "Investment Adviser Code of Ethics" (August 31,
2004), each of the Companies have determined to adopt this Code of Ethics to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety and to establish reporting requirements and enforcement procedures.


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                   AIS Fund Policy: Rule 17j-1 Code of Ethics

IV.     DEFINITIONS.

        A. An "Access Person" with respect to a Company means (i) any director/trustee/manager or officer of that Company; any director, officer or general partner of that Company's investment adviser (the "Adviser") or any Advisory Person (as defined below) of that Company or the Adviser, or (ii) any director, officer or general partner of that Company's distributor who, in the ordinary course of his or her business, makes, participates in or obtains information regarding, the purchase or sale of Securities (other than Exempt Securities) by that Company or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to that Company regarding the purchase or sale of Securities (other than Exempt Securities).

              An Access Person's "immediate family" includes a spouse, minor children, and adults living in the same household as the Access Person.

        B. An "Advisory Person" with respect to a Company means any trustee/director/manager, officer, general partner, or employee of that Company or the Adviser (or of any company in a control relationship to that Company or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities (other than Exempt Securities) by that Company or, whose functions relate to the making of any recommendations with respect to such purchases or sales; or any natural person in a control relationship to that Company who obtains information concerning recommendations made to that Company with regard to the purchase or sale of Securities (other than Exempt Securities) by that Company.

        C. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

        D. "Disinterested Director" means a director/trustee/manager who is not an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act.

        E. "Investment Personnel" of a Company or of a Company's Adviser means:

              (i) Any employee of that Company or its Adviser (or of any company in a control relationship to that Company or its Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by that Company.

              (ii) Any natural person who controls that Company or its Adviser and who obtains information concerning recommendations made to that Company regarding the purchase or sale of securities by that Company.

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                   AIS Fund Policy: Rule 17j-1 Code of Ethics

       F. The "Compliance Officer" is the person or persons designated by the Company's directors/trustees/managers as its Chief Compliance Officer pursuant to Rule 38a-1 of the 1940 Act. When acting hereunder, the Compliance Officer may delegate one or more of its duties to third parties, such as the Company's administrator or the Adviser's compliance department.

       G.    "Exempt Security" means:

              1. Direct obligations of the U.S. Government (or any other "government security" as that term is defined in the 1940
                  Act), bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, other than exchange traded funds.

              2. Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

              3. Securities purchased or sold in a transaction that is non-volitional on the part of either the Access Person or a Company, including mergers, recapitalizations or similar transactions.

              4.  Securities acquired as a part of an Automatic Investment Plan.

              5. Securities acquired upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

              6.  Securities which the Company's investment  portfolios  are not permitted to purchase under the investment objectives and policies set forth in the Company's then current prospectus(es) under the Securities Act of 1933 (the "1933 Act"), confidential memorandum, or the Company's registration statement.

         H. An "Initial Public Offering" means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act.

         I. A "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or
              Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.

         J. "Security" or "Securities" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any


                                       4
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                   AIS Fund Policy: Rule 17j-1 Code of Ethics

              security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

         K. A Security is "held or to be acquired" by a Company if within the most recent 15 days it (1) is or has been held by the Company, or
              (2) is being or has been considered by the Company or the Adviser for purchase or sale by the Company. A purchase or sale includes the writing of an option to purchase or sell and any Security that is exchangeable for, or convertible into, any Security that is held or to be acquired by the Company.

V.      POLICIES REGARDING PERSONAL SECURITIES TRANSACTIONS.

        A.    GENERAL POLICY.

              No Access Person of a Company shall engage in any act, practice, or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics. In this regard, each Access Person has a duty at all times to place the interests of the Companies' shareholders first and is required to conduct all personal securities transactions consistent with the letter and spirit of this Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of the Access Person's position of trust and responsibility. It is a fundamental standard that Access Persons should not take inappropriate advantage of their positions.

        B.    SPECIFIC POLICIES.

              1. RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS BY ACCESS PERSONS OTHER THAN DISINTERESTED DIRECTORS AND THOSE PERSONS LISTED ON APPENDIX A.

                    a. No Access Persons, other than Disinterested Directors AND THOSE LISTED ON APPENDIX A, shall purchase or sell, directly or indirectly, any "Covered Securities" other than Exempt Securities for his or her personal account or the account of a member of his or her immediate family without obtaining oral authorization from the Company's Compliance Officer PRIOR to effecting such security transaction.

                          A written memorialization of this authorization will be provided by the Compliance Officer to the person receiving the authorization.

                              NOTE: If an Access Person has questions as to whether purchasing or selling a Security for his or her personal


                                       5

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                   AIS Fund Policy: Rule 17j-1 Code of Ethics

                              account or the account of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the Compliance Officer for clearance or denial of clearance to trade PRIOR to effecting any securities

                    b. Pre-clearance requests must be submitted during New York Stock Exchange hours. Pre-clearance approvals are valid until 4:00 pm eastern time of the same business day as approval.

                    c. No clearance will be given to purchase or sell any Security, other than an Exempt Security (1) on a day when any portfolio of the Company has a pending "buy" or "sell" order in that same Security until that order is executed or withdrawn or (2) when the Compliance Officer has been advised by the Adviser that the same Security is being considered for purchase or sale for any portfolio of the Company.

                    d. The pre-clearance requirement contained in paragraph V.B.1.a, above shall apply to all purchases of a Security through an Initial Public Offering or a Limited Offering by any Access Person who meets the definition of Investment Personnel. A record of any decision and the reason supporting such decision to approve the acquisition by Investment Personnel of Initial Public Offerings or Limited Offerings shall be made.

              2.    RESTRICTIONS   ON   PERSONAL   SECURITIES   TRANSACTIONS  BY
                    DISINTERESTED DIRECTORS AND THOSE PERSONS LISTED ON APPENDIX A.

                    The Company recognizes that a Disinterested Director AND THOSE PERSONS LISTED ON APPENDIX A do not have on-going, day-to-day involvement with the operations of the Company. In addition, it has been the practice of each Company to give information about Securities purchased or sold by the Company or considered for purchase and sale by the Company to Disinterested Directors AND THOSE PERSONS LISTED ON APPENDIX A in materials circulated more than 15 days after such Securities are purchased or sold by the Company or are considered for purchase or sale by the Company.

                    Accordingly, each Company believes that less stringent controls are appropriate for Disinterested Directors AND THOSE LISTED ON APPENDIX A, as follows:

                    a. The Securities pre-clearance requirement contained in paragraph V.B.l.a. above shall only apply to a Disinterested Director or a person listed ON APPENDIX A if he or she knew or, in the ordinary course of fulfilling his or her official duties as a

                   AIS Fund Policy: Rule 17j-1 Code of Ethics

                          director/trustee/manager or officer, should have known, that during the 15-day period before the transaction in a Security (other than an Exempt Security) or at the time of the transaction that the Security purchased or sold by him or her other than an Exempt Security was also purchased or sold by the Company or considered for the purchase or sale by the Company.

                    b. If the pre-clearance provisions of the preceding paragraph apply, no clearance will be given to a Disinterested Director or a person listed ON APPENDIX A to purchase or sell any Security (1) on a day when any portfolio of the Company has a pending "buy" or "sell" order in that same Security until that order is executed or withdrawn or (2) when the Compliance Officer has been advised by the Adviser that the same Security is being considered for purchase or sale for any portfolio of the Company.

VI.     REPORTING REQUIREMENTS AND PROCEDURES.

        A. In order to provide each Company with information to enable it to determine with reasonable assurance whether the provisions of this Code of Ethics are being observed by its Access Persons:

              1. INITIAL AND ANNUAL HOLDINGS REPORT: Within ten (10) days after a person becomes an Access Person and annually thereafter, such person, other than a Disinterested Director, or a person listed on Appendix A, as provided in
                    Section V(B)(2) above, shall submit to the Compliance a completed Initial/Annual Holdings Report in the form attached hereto as Exhibit A (or another form of written submission containing all required information and acceptable to the Corporate Compliance Division) that lists all Securities other than Exempt Securities in which such Access Person has a Beneficial Interest(1). Each holdings report must contain, at a minimum, (a) the title and type of security, and as applicable and


--------------------------
(1) You will be treated as the "beneficial owner" of a Security under this policy only if you have a direct or indirect pecuniary interest in the Security.

         (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

         (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include Securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; Securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

                For interpretive guidance on this test, you should consult Company counsel.

                exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security in which the Access Person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and (c) the date the Access Person submits the report. The Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person became an Access Person and the Annual Holdings Report shall be submitted no later than January 31 and must be current as of a date no more than 45 days prior to the date the report is submitted. In lieu of providing such a report, an Access Person may provide account statements to the Compliance Officer.

         2. Each Access Person of a C ompany, other than a Disinterested Director, or a person listed on Appendix A, as provided in
                Section V(B)(2) above, shall direct his or her broker to supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all Securities transactions, other than for Exempt Securities, in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and copies of periodic statements for all securities accounts.

         3. QUARTERLY REPORT: Each Access Person of a Company, other than a Disinterested Director as provided in Section V(B)(2) above, shall submit a securities transactions report in the form attached hereto as Exhibit B to the Compliance Officer, showing all transactions in Securities other than Exempt Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers, or banks during the quarter in which any Securities, other than Exempt Securities, were held for the direct or indirect beneficial interest of the Access Person(2). Such reports shall be filed no later than 30 days after the end of each calendar quarter. An Access Person of a Company need not make a quarterly transaction report under this paragraph if all of the information required by this paragraph 3 is contained in the brokerage confirmations or account statements required to be submitted under this paragraph. The reports must include the date on which such report was submitted to the Compliance Officer.

          4. A Disinterested Director need not make an initial or annual holdings report but shall submit the same quarterly report as required under paragraph 3 to the Compliance Officer, but only for a transaction in a Security other than an Exempt Security where he or she knew (or should have known) at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a director or officer, should have


----------------------------
(2)      See footnote 1 above.

               known that during the 15-day period immediately preceding or after the date of the transaction, such Security is or was purchased or sold, or considered for purchase or sale, by a Company.

          5. The Compliance Officer shall notify each Access Person of the Companies who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code of Ethics that such person is subject to the pre-clearance or reporting requirements and shall deliver a copy of this Code of Ethics to each such person. Any amendments to this Code of Ethics shall be similarly furnished to each person to whom this Code of Ethics is applicable.

          6. The Compliance Officer shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports received, and as appropriate compare the reports with the
               pre-clearance   authorization   received,   and  report  to  the
               Companies' Boards of Directors/Trustees/Managers:

               a. with respect to any transaction that appears to evidence a possible violation of this Code of Ethics; and

               b. apparent violations of the reporting requirement stated herein.

          7. The Boards shall consider reports made to it hereunder and shall determine whether the policies established in Sections V and VI of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and disgorgement of any profits to the respective Company. The Boards of the Companies shall review the operation of this Code of Ethics at least once a year and any material changes hereto will be approved by the Boards at the next scheduled quarterly board meeting and in no case more than six months after such change. Certain Access Persons, in addition to the Disinterested Directors, will not have an on-going, day-to-day involvement with the Companies. The Compliance Officer will be responsible for determining which Access Persons this applies to and will list such persons on Appendix A to this Code of Ethics. Any amendment to Appendix A will not require approval or ratification by the Boards of the Companies, but the Compliance Officer will provide the Boards with notice of the amendment at the next scheduled quarterly board meeting.

          8. The Adviser and the Companies' principal underwriter shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 and Rule 204-A-1 of the Advisers Act or Section 15(f) of the 1934 Act, as applicable, and shall forward to the Compliance Officer and the Companies' counsel copies of such codes and all future amendments and modifications thereto. Any material changes to these codes will be approved by the Boards of the Companies at the next scheduled quarterly board meeting and in no case more than six months after such change, as required by Rule 17j-1 of the 1940 Act.

          9. At each quarterly Boards of Directors'/Trustees'/Managers' meeting, the Compliance Officer and the Adviser shall provide a written report to the Companies' Boards of Directors/Trustees/Managers stating:

               a. any reported Securities transaction, other than for Exempt Securities, that occurred during the prior quarter that may have been inconsistent with the provisions of the Codes of Ethics adopted by theCompany or Adviser; and

               b. all disciplinary actions (3) taken in response to such violations.

          10. At least once a year, the Adviser shall provide to the Boards a written report which contains: (a) a summary of existing procedures concerning personal investing by Advisory Persons and any changes in the procedures during the past year; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Companies' experience under this Code of Ethics, industry practices, or developments in applicable laws and regulations; (c) a description of any issues arising under the Code of Ethics or procedures since the last report, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent Access Persons from violating the Codes of Ethics.

----------------------
(3) Disciplinary action includes, but is not limited to, any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, imposing a substantial fine or requiring the disgorgement of profits.

VII.    CERTIFICATION.

        Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit C.

                       The Boards of Directors/Managers of

                  Excelsior Absolute Return Fund of Funds, LLC
            Excelsior Absolute Return Fund of Funds Master Fund, LLC
               Excelsior Directional Hedge Fund of Funds (TI), LLC
            Excelsior Multi-Strategy Hedge Fund of Funds (TI 2), LLC
               Excelsior Directional Hedge Fund of Funds (TE), LLC
            Excelsior Multi-Strategy Hedge Fund of Funds (TE 2), LLC
           Excelsior Directional Hedge Fund of Funds Master Fund, LLC
                       Excelsior Venture Partners III, LLC
                      Excelsior Venture Investors III, LLC
                         Excelsior Buyout Investors, LLC
                      UST Global Private Markets Fund, LLC


VIII.    RECORDKEEPING

         Each Company will maintain the following records:

               (a) a copy of this Code of Ethics and the Adviser's Code of Ethics that is in effect, or at any time within the past five years was in effect, in an easily accessible place;

               (b) a record of any violation of the Code of Ethics, and of any action taken as a result of the violation, in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

               (c) a record of all persons, currently or within the past five years, who are or were required to submit reports under Section VI.A. of this Code of Ethics, or who are or were responsible for reviewing those reports, in an easily accessible place;

               (d) a copy of each report required under Section VI.A. of this Code of Ethics for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

               (e) a record of any approvals relating to Initial Public Offerings and Limited Offerings for at least five years after the end of the fiscal year in which the approval is granted.

APPENDIX A



                  EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS, LLC

            EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS MASTER FUND, LLC

               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS (TI), LLC

            EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS (TI 2), LLC

               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS (TE), LLC

            EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS (TE 2), LLC

           EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS MASTER FUND, LLC

                       EXCELSIOR VENTURE PARTNERS III, LLC

                      EXCELSIOR VENTURE INVESTORS III, LLC

                         EXCELSIOR BUYOUT INVESTORS, LLC

                      UST GLOBAL PRIVATE MARKETS FUND, LLC

                                (THE "COMPANIES")




 The Compliance Officer has determined that the following Access Persons do not have an on-going, day-to-day involvement with the Companies:



--------------------------------------- ---------------------------------------
            NAME                                         COMPANY
--------------------------------------- ---------------------------------------

--------------------------------------- ---------------------------------------

--------------------------------------- ---------------------------------------

--------------------------------------- ---------------------------------------

--------------------------------------- ---------------------------------------

--------------------------------------- ---------------------------------------

--------------------------------------- ---------------------------------------

                   AIS Fund Policy: Rule 17j-1 Code of Ethics

EXHIBIT A

                  EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS, LLC

            EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS MASTER FUND, LLC

               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS (TI), LLC

            EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS (TI 2), LLC

               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS (TE), LLC

            EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS (TE 2), LLC

              EXCELSIOR DIRECTIONAL FUND OF FUNDS MASTER FUND, LLC

                       EXCELSIOR VENTURE PARTNERS III, LLC

                      EXCELSIOR VENTURE INVESTORS III, LLC

                         EXCELSIOR BUYOUT INVESTORS, LLC

                      UST GLOBAL PRIVATE MARKETS FUND, LLC

                                (THE "COMPANIES")

                         INITIAL/ANNUAL HOLDINGS REPORT



           FOR THE YEAR/PERIOD ENDED
                                    ----------------------------------
                                                      (MONTH/DAY/YEAR)

              [ ] CHECK HERE IF THIS IS AN INITIAL HOLDINGS REPORT

TO:  ROBERT ZAKEM, COMPLIANCE OFFICER


     As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the Securities listed below which are required to be reported pursuant to the Code of Ethics of the Companies:

       Title and Type of    Ticker Symbol or       Number of        Principal
           Security           CUSIP Number          Shares           Amount
           --------         (as applicable)         ------           ------
                            ---------------



     The name of any broker, dealer or bank with whom I maintain an account in which my Securities are held for my direct or indirect benefit are as follows:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   AIS Fund Policy: Rule 17j-1 Code of Ethics


     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed above.



Date:                                   Signature:
     ---------                                    --------------------------
                                        Print Name:
                                                   -------------------------

                   AIS Fund Policy: Rule 17j-1 Code of Ethics


                                    EXHIBIT B

                  EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS, LLC

            EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS MASTER FUND, LLC

               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS (TI), LLC

            EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS (TI 2), LLC

               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS (TE), LLC

            EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS (TE 2), LLC

              EXCELSIOR DIRECTIONAL FUND OF FUNDS MASTER FUND, LLC

                       EXCELSIOR VENTURE PARTNERS III, LLC

                      EXCELSIOR VENTURE INVESTORS III, LLC

                         EXCELSIOR BUYOUT INVESTORS, LLC

                      UST GLOBAL PRIVATE MARKETS FUND, LLC

                                (THE "COMPANIES")

                          SECURITIES TRANSACTION REPORT

                FOR THE CALENDAR QUARTER ENDED [_____ __], 200__

TO:  ROBERT ZAKEM, COMPLIANCE OFFICER


     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Companies:

   Title of
   Security
  (Required)
   Exchange
    Ticker                   Number
   Symbol or                   of        Interest                 Nature of          Broker/Dealer
     CUSIP                   Shares      Rate and                Transaction            or Bank
    Number                     or        Maturity      Dollar     (Purchase,            Through
     (as         Date of    Principal    Date (if     Amount of      Sale,               Whom
  applicable)  Transaction   Amount     applicable)  Transaction    Other)    Price    Effected
  ----------   -----------   ------     ----------   -----------    ------    -----    --------

------------- ------------ ---------- -------------- ------------ ---------- -------- ----------------

------------- ------------ ---------- -------------- ------------ ---------- -------- ----------------

------------- ------------ ---------- -------------- ------------ ---------- -------- ----------------

------------- ------------ ---------- -------------- ------------ ---------- -------- ----------------

------------- ------------ ---------- -------------- ------------ ---------- -------- ----------------


                   AIS Fund Policy: Rule 17j-1 Code of Ethics


     For each Access Person of the Companies, other than a Disinterested Director(4), provide the following information with respect to any account established by you during the quarter referred to above in which securities were held during the quarter for your direct or indirect benefit:

     1. The name of the broker, dealer or bank with whom you established the account.

     2. The date the account was established.



     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



Date:                                   Signature:
     ---------                                    --------------------------
                                        Print Name:
                                                   -------------------------







--------------------
(1) A director/trustee/manager who knew, or in the ordinary course of fulfilling his or her official duties as a Company director/trustee/manager, should have known, that during the 15-day period immediately before or after the director's transaction in a Security, the Company purchased or sold the Security, or the Company or its Adviser considered purchasing or selling the Security.

                   AIS Fund Policy: Rule 17j-1 Code of Ethics


                                    EXHIBIT C

                  EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS, LLC

            EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS MASTER FUND, LLC

               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS (TI), LLC

            EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS (TI 2), LLC

               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS (TE), LLC

            EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS (TE 2), LLC

              EXCELSIOR DIRECTIONAL FUND OF FUNDS MASTER FUND, LLC

                       EXCELSIOR VENTURE PARTNERS III, LLC

                      EXCELSIOR VENTURE INVESTORS III, LLC

                         EXCELSIOR BUYOUT INVESTORS, LLC

                      UST GLOBAL PRIVATE MARKETS FUND, LLC

                                (THE "COMPANIES")



                               ANNUAL CERTIFICATE



     Pursuant to the requirements of the Code of Ethics of the Companies, the undersigned hereby certifies as follows:

     1.   I have read the Companies' Code of Ethics.

     2. I understand the Code of Ethics and acknowledge that I am subject to it.

     3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions required to be reported under the requirements of the Code of Ethics.




Date:                                   Signature:
     ---------                                    --------------------------
                                        Print Name:
                                                   -------------------------